Exhibit 99.1

Business Combination of SES and Ivanhoe Capital Acquisition Corp. Approved by Ivanhoe Shareholders

•	IVAN shareholders have approved the business combination at the Extraordinary General Meeting held on February 1, 2022.

•	Transaction is anticipated to close on February 3, 2022 and is expected to result in more than $480 million of cash (less fees and expenses) on the balance sheet of the combined company

•	Transaction is anchored by a $275 million common stock PIPE offering from premier investors such as Honda Motor Co. Ltd., General Motors, Hyundai Motor Company, Geely Holding Group, Kia Corporation, SAIC Motor, Koch Strategic Platforms, LG Technology Ventures, Foxconn, Vertex Ventures, Fidelity Investments Canada ULC (certain funds), and Franklin Templeton. SES investors also include SK Inc., Temasek, Tianqi Lithium, and Applied Materials.

BOSTON, MA and NEW YORK, NY – February 1, 2022 – SES Holdings Pte. Ltd. (SES), a global leader in the development and production of high-performance hybrid lithium-metal (Li-Metal) rechargeable batteries for electric vehicles (EVs) and other applications, announced today that the shareholders of Ivanhoe Capital Acquisition Corp. (NYSE: IVAN) (“IVAN” or “Ivanhoe”), a publicly traded special purpose acquisition company, approved their previously announced business combination at an Extraordinary General Meeting of IVAN shareholders held on February 1, 2022. Additionally, the holders of the warrants of Ivanhoe also approved certain changes to Ivanhoe’s warrants at a special meeting held for that purpose. The formal results of the vote will be included in a Current Report on Form 8-K to be filed by Ivanhoe with the U.S. Securities and Exchange Commission.

The business combination is expected to close on February 3, 2022, and the common stock and warrants of the combined company, which will be renamed “SES AI Corporation,” are expected to commence trading on the New York Stock Exchange on February 4, 2022, under the new ticker symbols, “SES” and “SES WS”, respectively.

An upsized $275 million PIPE offering priced at $10.00 per share is also expected to close on February 3, 2022, immediately prior to the closing of the transaction. The PIPE investors include multiple industry leading OEMs and strategic partners as well as from premier financial investors such as: Honda Motor Co. Ltd., General Motors, Hyundai Motor Company, Geely Holding Group, Kia Corporation, SAIC Motor, Koch Strategic Platforms, LG Technology Ventures, Foxconn, Vertex Ventures, Fidelity Investments Canada ULC (certain funds), and Franklin Templeton. SES investors also include SK Inc., Temasek, Tianqi Lithium, and Applied Materials.

About SES

SES is a global leader in development and production of high-performance Li-Metal rechargeable batteries for electric vehicles (EVs) and other applications. Founded in 2012, SES is an integrated Li-Metal battery manufacturer with strong capabilities in material, cell, module, AI-powered safety algorithms and recycling. Formerly known as SolidEnergy Systems, SES is headquartered in Boston and has operations in Singapore, Shanghai, and Seoul. To learn more about SES, please visit: ses.ai/investors/

About Ivanhoe Capital Acquisition Corp.

Ivanhoe Capital Acquisition Corp. (NYSE: IVAN) is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Ivanhoe was formed to seek a target in industries related to the paradigm shift away from fossil fuels towards the electrification of industry and society. To learn more about Ivanhoe, please visit: ivanhoecapitalacquisition.com

Forward-looking statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Ivanhoe’s, SES’s or their respective management teams’ expectations, hopes, beliefs, intentions or strategies regarding the future. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “could,” “plan,” “project,” “forecast,” “predict,” “possible,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” and other similar expressions that predict or indicate future events or trends that are not statements of historical matters may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on Ivanhoe’s and SES’s current expectations and beliefs concerning future developments and involve a number of risks, uncertainties (some of which are beyond Ivanhoe’s or SES’s control) or other assumptions. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the inability of the parties to successfully or timely consummate the business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company and (iii) the failure to satisfy the conditions to the PIPE financing or the occurrence of any event, change or other circumstance that could give rise to the termination of the subscription agreements governing the PIPE financing. There may be additional risks that neither Ivanhoe nor SES presently know or that Ivanhoe and SES currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Ivanhoe’s and SES’s expectations, plans or forecasts of future events and views only as of the date of this press release. Ivanhoe and SES anticipate that subsequent events and developments will cause Ivanhoe’s and SES’s assessments to change. However, while Ivanhoe and SES may elect to update these forward-looking statements at some point in the future, Ivanhoe and SES specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Ivanhoe’s and SES’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact Information

Media: Irene Lam ilam@ses.ai

Investors: SESIR@icrinc.com

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